Exhibit 99.1

News

For Immediate Release

EP Energy Reports 1Q’19 Results

HOUSTON, TEXAS, May 8, 2019— EP Energy Corporation (NYSE:EPE) today reported first quarter 2019 financial and operational results.

1Q’19 Results:

•      Equivalent production of 73.2 MBoe/d

•      Oil production of 39.4 MBbls/d

•      Net loss of $140 million, including $95 million loss on financial derivatives

•      Adjusted EBITDAX of $148 million

•      Oil and gas expenditures of $154 million, including $4 million acquisition capital

•      Adjusted oil and gas expenditures of $150 million

•      Completed two horizontal wells in Northeastern Utah (NEU)

•      Completed (based on wells fracture stimulated or frac’d) 17 gross wells (10 net)

•      Increased Drilled but Uncompleted (DUC) wells to 46

•      Lease operating expense of $5.55 per Boe

•      G&A expense of $3.16 per Boe, Adjusted G&A expense of $2.50 per Boe

•      Reaffirmed the RBL Facility borrowing base in April 2019 and ended the first quarter with $440 million of liquidity, including $10 million of cash

1Q’19 Operating and Financial Performance

Below is a summary of first quarter 2019 results compared to the first quarter 2018:

	1Q’19	1Q’18	1Q’19 vs. 1Q’18
Oil Production (MBbls/d)	39.4	45.4	- 13%
Equivalent Production (MBoe/d)	73.2	80.1	- 9%
Percent Oil (%)	53.8	56.7	- 5%
LOE per Unit ($/Boe)	5.55	5.48	+ 1%
Lease Operating Expense ($MM)	37	39	- 5%
G&A expense per Unit ($/Boe)	3.16	2.58	+ 22%
Adjusted G&A expense per Unit ($/Boe)(1)	2.50	2.31	+ 7%
Net Income (Loss) ($MM)	(140)	18	- 878%
Adjusted EBITDAX ($MM)(1)	148	189	- 22%
Oil and Gas Expenditures ($MM)	154	456	- 66%
Adjusted Oil and Gas Expenditures (excl. acquisition capital ) ($MM)(1)	150	208	- 28%
Net completions (frac’d)	10	35	- 71%
Change in DUC inventory from prior quarter	17	(5)	+ 440%

(1) See Disclosure of Non-GAAP Financial Measures for applicable definitions and reconciliations to GAAP terms.

Financial Position and Liquidity

The company ended the quarter with $10 million in cash, $180 million borrowings outstanding on the RBL Facility, and $19 million in letters of credit, resulting in $440 million of available liquidity and $4.5 billion of net debt. The company repurchased $50 million in principal amount of its unsecured notes at a discount in the quarter. In April 2019, the banks reaffirmed the current RBL Facility borrowing base of $1.36 billion and commitments of $629 million.

Operations Update

For the first quarter 2019, average daily production was 73.2 MBoe/d, including 39.4 MBbls/d of oil. During the first quarter 2019, the company completed (frac’d) 17 gross wells (10 net) and incurred capital expenditures of $150 million, excluding acquisitions. The company had lower production in the first quarter 2019 compared to the first quarter 2018 due to lower net completions during the first quarter 2019 and fourth quarter 2018.

Northeastern Utah (NEU)

In the first quarter 2019, the company’s assets in NEU produced 15.5 MBoe/d, including 10.0 MBbls/d of oil, a 10% and 14% decrease, respectively, from the first quarter 2018.  EP Energy operated one drilling rig and completed (frac’d) four gross (one net) wells, of which two were vertical and two were horizontal, in the first quarter 2019.  Total capital invested in NEU in the first quarter 2019 was $25 million excluding acquisition capital.

In the second quarter 2019, the company expects to average one drilling rig and complete and bring online three gross (three net) horizontal wells in late June in NEU.

Eagle Ford

EP Energy’s assets in Eagle Ford produced 33.0 MBoe/d, including 22.2 MBbls/d of oil in the first quarter 2019, both an 8% decrease from the first quarter 2018. EP Energy averaged approximately three drilling rigs, invested $125 million excluding acquisition capital and completed (frac’d) 13 gross (nine net) wells in the first quarter 2019. The majority of these wells came online in March.

The company expects to average three drilling rigs and complete 13 gross wells (10 net) over the second quarter 2019, focusing on development in the southern and eastern portion of the La Salle acreage.

Permian

EP Energy’s assets in the Permian basin produced 24.7 MBoe/d, including 7.2 MBbls/d of oil in the first quarter 2019, a 9% and 27% decrease, respectively, from the first quarter 2018. In the first quarter 2019, the company did not drill or complete any wells in the basin.

Hedge Program Update

EP Energy maintains a solid hedge program which provides continued commodity price protection.  A summary of the company’s current open hedge positions is listed below:

	2019	2020
Total Fixed Price Hedges
Oil volumes (MMBbls)(1)	10.2	11.7
Average ceiling price ($/Bbl)	$66.41	$65.11
Average floor price ($/Bbl)	$55.95	$55.90

Natural Gas volumes (TBtu)	19.3	—
Average price ($/MMBtu)	$3.72	$—
Average floor price ($/MMBtu)	$2.86	$—

Note: Positions are as of May 1, 2019 (Contract months: April 1, 2019 - Forward)

(1) The table includes WTI three-way collars of 9.1 MMBbls and 11.7 MMBbls in 2019 and 2020, respectively, and WTI collars of 1.1 MMBbls in 2019.

2019 Second Quarter Outlook Provided

The table below summarizes the company’s current operational and financial guidance for the second quarter 2019. The company plans to maintain the activity levels from the end of the first quarter through the second quarter 2019.

	1Q’19 Actuals	2Q’19 Estimate

Production Volumes
Oil production (MBbls/d)	39.4	37 - 39
Total production (MBoe/d)	73.2	70 - 73

Oil & Gas Expenditures ($ million)(1)	$150	$140 - $150
Eagle Ford	$125	~70%
NEU	$25	~30%

Average Gross Drilling Rigs and Completions Metrics
Eagle Ford	3	3
NEU	1	1
Gross completions (frac’d)	17	16
Net Completions (frac’d)	10	13
Ending DUC inventory	46	65

Operating Costs
Lease operating expense ($MM)	$37	$36 - $40
Lease operating expense ($/Boe)	$5.55	$5.60 - $6.10
Reported G&A expense ($/Boe)	$3.16	$2.95 - $3.50
Adjusted G&A expense ($/Boe)(2),(4)	$2.50	$2.35 - $2.90
Transportation ($/Boe)	$3.74	$3.60 - $3.90
Taxes, other than income ($/Boe)(3)	$1.73	$2.50 - $2.75
DD&A ($/Boe)	$14.34	$14.50 - $15.50

(1)  Includes ~15% non-drill capital for general equipment, capitalized G&A and interest, enhanced facility projects, enhanced oil recovery projects, leasing and seismic, and excludes net acquisition costs and divestiture proceeds of ~$4 million in 1Q’19.

(2) Adjusted G&A represents G&A expense less approximately $0.60 - $0.60 per Boe of non-cash compensation expense in 2Q’19 Estimate.

(3) Severance taxes estimates are based on current WTI prices.

(4) See Disclosure of Non-GAAP Financial Measures for applicable definitions and reconciliations to GAAP terms.

Webcast Information

EP Energy has scheduled a webcast at 10:00 a.m. Eastern Time, 9:00 a.m. Central Time, on May 9, 2019, to discuss its first quarter financial and operational results.  The webcast may be accessed online through the company’s website at epenergy.com in the Investor Center.  Materials relating to the webcast will be available in the Investor Center.  A limited number of telephone lines will be available to participants by dialing 888-317-6003 (conference ID#1090228) 10 minutes prior to the start of the webcast.  A replay of the webcast will be available through June 11, 2019 on the company’s website in the Investor Center or by dialing 877-344-7529 (conference ID#10131317).

About EP Energy

The company focuses on enhancing the value of its high quality asset portfolio, increasing capital efficiency, maintaining financial flexibility, and pursuing accretive acquisitions and divestitures. EP Energy is working to set the standard for efficient development of hydrocarbons in the U.S. Learn more at epenergy.com.

The following table provides the company’s production results, average realized prices, results of operations and certain non-GAAP financial measures for the periods presented.  See Disclosure of Non-GAAP Financial Measures for applicable definitions and reconciliations to GAAP terms.

	Quarter ended March 31,
	2019	2018
Oil Sales Volumes (MBbls/d)
Eagle Ford	22.2	24.0
NEU	10.0	11.6
Permian	7.2	9.8
Total Oil Sales Volumes	39.4	45.4
Natural Gas Sales Volumes (MMcf/d)
Eagle Ford	33	36
NEU	33	34
Permian	58	56
Total Natural Gas Sales Volumes	124	126
NGLs Sales Volumes (MBbls/d)
Eagle Ford	5.3	5.9
NEU	—	—
Permian	7.8	7.8
Total NGLs Sales Volumes	13.1	13.7
Equivalent Sales Volumes (MBoe/d)
Eagle Ford	33.0	35.9
NEU	15.5	17.2
Permian	24.7	27.0
Total Equivalent Sales Volumes	73.2	80.1

Net (loss) income ($ in millions)	(140)	18
Adjusted EBITDAX ($ in millions)	148	189
Basic and diluted net (loss) income per common share ($)	(0.56)	0.07
Adjusted EPS ($)	(0.15)	(0.07)
Capital Expenditures ($ in millions)(1)	154	456
Adjusted Capital Expenditures ($ in millions)	150	208
Total Operating Expenses ($/Boe)	28.60	31.11
Adjusted Cash Operating Costs ($/Boe)	13.52	13.97
Depreciation, depletion and amortization rate ($/Boe)	14.34	16.69
Average realized prices(2)
Oil price on physical sales ($/Bbl)	54.32	61.56
Oil, including financial derivatives ($/Bbl)(3)	56.01	58.86
Natural gas price on physical sales ($/Mcf)	1.58	1.94
Natural gas, including financial derivatives ($/Mcf)(3)	1.76	2.03
NGLs price on physical sales ($/Bbl)	15.64	20.93
NGLs, including financial derivatives ($/Bbl)(3)	15.64	20.91

(1)               The quarters ended March 31, 2019 and 2018 include $4 million and $248 million of acquisition capital, respectively.

(2)                   Oil and natural gas prices on physical sales reflect operating revenues for oil and natural gas reduced by oil and natural gas purchases associated with managing our physical sales.

(3)      Prices per unit are calculated using total financial derivative cash settlements.

EP ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions)

(Unaudited)

	Quarter ended March 31,
	2019	2018
Operating revenues
Oil	$193	$252
Natural gas	18	22
NGLs	18	26
Financial derivatives	(95)	(14)
Total operating revenues	134	286

Operating expenses
Transportation costs	25	25
Lease operating expense	37	39
General and administrative	21	19
Depreciation, depletion and amortization	94	120
Exploration and other expense	1	1
Taxes, other than income taxes	11	20
Total operating expenses	189	224

Operating (loss) income	(55)	62

Gain on extinguishment/modification of debt	10	41
Interest expense	(95)	(85)
(Loss) income before income taxes	(140)	18
Income tax expense	—	—
Net (loss) income	$(140)	$18

EP ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets	$234	$385
Property, plant and equipment, net(1)	3,834	3,774
Other non-current assets	33	22
Total assets	$4,101	$4,181

LIABILITIES AND EQUITY
Current liabilities	$403	$440
Long-term debt, net of debt issue costs	4,368	4,285
Other non-current liabilities	66	55
Total stockholders’ equity	(736)	(599)
Total liabilities and equity	$4,101	$4,181

(1)               Balance is net of accumulated depreciation, depletion and amortization of $3,722 million and $3,651 million as of March 31, 2019 and December 31, 2018, respectively.

EP ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three months ended March 31,
	2019	2018
Net (loss) income	$(140)	$18
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Non-cash expenses	92	84
Asset and liability changes	120	(15)
Net cash provided by operating activities	72	87
Net cash used in investing activities	(128)	(229)
Net cash provided by financing activities	39	117

Change in cash, cash equivalents and restricted cash	(17)	(25)

Cash, cash equivalents and restricted cash - beginning of period	27	45
Cash, cash equivalents and restricted cash - end of period	$10	$20

Disclosure of Non-GAAP Financial Measures

The Securities and Exchange Commission’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP.

Non-GAAP Terms

Adjusted EPS is defined as diluted earnings per share adjusted for certain items that EP Energy considers to be significant to understanding our underlying performance for a given period.  Adjusted EPS is useful in analyzing the company’s ongoing earnings potential and understanding certain significant items impacting the comparability of EP Energy’s results. Adjusted EPS is calculated as net income (loss) per common share adjusted for the impact of financial derivatives (mark-to-market effects of financial derivatives, net of cash settlements and cash premiums related to these derivatives), gains and losses on extinguishment/modification of debt, other costs that affect comparability, including transition, severance and other costs and changes in the valuation allowance on deferred tax assets.

Below is a reconciliation of consolidated diluted net income (loss) per share to Adjusted EPS:

	Quarter ended March 31, 2019
	Pre Tax	After Tax	Diluted EPS(1)
	($ in millions, except earnings per share amounts)
Net loss		$(140)	$(0.56)

Adjustments(2)
Impact of financial derivatives(3)	$103	$80	$0.32
Transition, severance and other costs	1	—	—
Gain on extinguishment of debt	(10)	(8)	(0.03)
Valuation allowance on deferred tax assets		31	0.12
Total adjustments	$94	$103	$0.41

Adjusted EPS			$(0.15)

Diluted weighted average shares			249

	Quarter ended March 31, 2018
	Pre Tax	After Tax	Diluted EPS(1)
	($ in millions, except earnings per share amounts)
Net income		$18	$0.07

Adjustments(2)
Impact of financial derivatives(3)	$4	$3	$0.01
Gain on extinguishment of debt	(41)	(32)	(0.13)
Valuation allowance on deferred tax assets		(5)	(0.02)
Total adjustments	$(37)	$(34)	$(0.14)

Adjusted EPS			$(0.07)

Diluted weighted average shares			247

(1)         Diluted per share amounts are based on actual amounts rather than the rounded totals presented.

(2)         All individual adjustments for all periods presented assume a statutory federal and blended state tax rate, as well as any other income tax effects specifically attributable to that item.

(3)         Represents mark-to-market impact net of cash settlements and cash premiums related to financial derivatives. There were no cash premiums received or paid for the periods presented.

EBITDAX is defined as net income (loss) plus interest and debt expense, income taxes, depreciation, depletion and amortization and exploration expense. Adjusted EBITDAX is defined as EBITDAX, adjusted as applicable in the relevant period for the net change in the fair value of derivatives (mark-to-

market effects of financial derivatives, net of cash settlements and cash premiums related to these derivatives), the non-cash portion of compensation expense (which represents non-cash compensation expense under our long-term incentive programs adjusted for cash payments made under these plans), transition, severance and other costs that affect comparability, and gains and losses on extinguishment/modification of debt.

Below is a reconciliation of our consolidated net income (loss) to EBITDAX and Adjusted EBITDAX:

	Quarter ended March 31,
	2019	2018
	($ in millions)
Net (loss) income	$(140)	$18
Income tax expense	—	—
Interest expense, net of capitalized interest	95	85
Depreciation, depletion and amortization	94	120
Exploration expense	1	1
EBITDAX	50	224
Mark-to-market on financial derivatives(1)	95	14
Cash settlements and cash premiums on financial derivatives(2)	8	(10)
Non-cash portion of compensation expense(3)	4	2
Transition, severance and other costs(4)	1	—
Gain on extinguishment/modification of debt	(10)	(41)
Adjusted EBITDAX	$148	$189

(1)         Represents the income statement impact of financial derivatives.

(2)         Represents actual cash settlements related to financial derivatives. There were no cash premiums received or paid for the periods presented.

(3)         Non-cash portion of compensation expense represents compensation expense (net of forfeitures) under long-term incentive programs adjusted for cash payments made under these plans.

(4)         Reflects transition and severance costs related to workforce reductions.

Adjusted cash operating costs is a non-GAAP measure that is defined as total operating expenses, excluding depreciation, depletion and amortization expense, exploration expense, the non-cash portion of compensation expense (which represents compensation expense under our long-term incentive programs adjusted for cash payments made under these plans) and transition, severance and other costs that affect comparability.  We use this measure to describe the costs required to directly or indirectly operate our existing assets and produce and sell our oil and natural gas, including the costs associated with the delivery and purchases and sales of produced commodities. Accordingly, we exclude depreciation, depletion, and amortization as such costs are non-cash in nature. We exclude exploration expense from our measure as it is substantially non-cash in nature and is not related to the costs to operate our existing assets. We exclude the non-cash portion of compensation expense as well as transition, severance and other costs that affect comparability, as we believe such adjustments allow investors to evaluate our costs against others in our industry and this item can vary across companies due to different ownership structures, compensation objectives or the occurrence of transactions.

Below is a reconciliation of our GAAP operating expenses to non-GAAP adjusted cash operating costs:

	Quarter ended March 31,
	2019		2018
	Total	Per-Unit(1)	Total	Per-Unit(1)
	($ in millions, except per unit costs)
Transportation costs	25	3.74	25	3.43
Lease operating expense	37	5.55	39	5.48
General and administrative	21	3.16	19	2.58
Depreciation, depletion and amortization	94	14.34	120	16.69
Exploration and other expense	1	0.08	1	0.18
Taxes, other than income taxes	11	1.73	20	2.75
Total operating expenses	$189	$28.60	$224	$31.11
Adjustments:
Depreciation, depletion and amortization	$(94)	$(14.34)	$(120)	$(16.69)
Exploration expense	(1)	(0.08)	(1)	(0.18)
Non-cash portion of compensation expense(2)	(4)	(0.57)	(2)	(0.27)
Transition, severance and other costs(2)	(1)	(0.09)	—	—
Adjusted cash operating costs and per-unit adjusted cash costs	$89	$13.52	$101	$13.97

Total consolidated equivalent volumes (MBoe)		6,588		7,208

(1)                                 Per unit costs are based on actual total amounts rather than the rounded totals presented.

(2)                                 Amounts are excluded in the calculation of adjusted general and administrative expense.

Adjusted general and administrative expenses are defined as general and administrative expenses excluding the non-cash portion of compensation expense which represents compensation expense (net of forfeitures) under our long-term incentive programs adjusted for cash payments under these plans and transition, severance and other costs. Adjusted cash general and administrative expenses are defined as adjusted general and administrative expenses including capitalized labor.

Below is a reconciliation of our GAAP general and administrative expense to non-GAAP adjusted general and administrative expense and non-GAAP adjusted cash general and administrative expense:

	Actuals
	Quarter ended March 31,				2Q’19 Estimate
	2019		2018		Low	High
	Total	($/Boe)(1)	Total	($/Boe)(1)	($/Boe)	($/Boe)
	($ in millions, except per Boe costs)
GAAP general and administrative expense	$21	$3.16	$19	$2.58	$2.95	$3.50
Less non-cash compensation expense	4	0.57	2	0.27	0.60	0.60
Less transition, severance and other costs	1	0.09	—	—	—	—
Adjusted general and administrative expense	$16	$2.50	$17	$2.31	$2.35	$2.90
Capitalized labor	3	0.39	4	0.59
Adjusted cash general and administrative expense	$19	$2.89	$21	$2.90

(1)                                 Per unit costs are based on actual total amounts rather than the rounded totals presented.

Net Debt is a non-GAAP measure defined as long-term debt less cash and cash equivalents. At March 31, 2019, the Company’s net debt was approximately $4.5 billion (total debt $4,468 million less cash and cash equivalents of approximately $10 million).

EBITDAX and Adjusted EBITDAX are used by management and we believe provide investors with additional information (i) to evaluate our ability to service debt adjusting for items required or permitted in calculating covenant compliance under our debt agreements, (ii) to provide an important supplemental indicator of the operational performance of our business without regard to financing methods and capital structure, (iii) for evaluating our performance relative to our peers, (iv) to measure our liquidity (before cash capital requirements and working capital needs) and (v) to provide supplemental information about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Cash Operating Costs ($ and per unit) are used by management as a performance measure, and we believe provides investors valuable information related to our operating performance and our operating efficiency relative to other industry participants and comparatively over time across our historical results.  Adjusted General and Administrative expense, Adjusted Cash General and Administrative expense and related per unit measures as well as Adjusted Oil and Gas Expenditures are used by management and investors as additional information as noted above. Net Debt is used by management for analysis of the company’s financial position and/or liquidity. In addition, the company believes that these measures are widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry.

Adjusted EPS, EBITDAX, Adjusted EBITDAX, Adjusted Cash Operating Costs, Adjusted Oil and Gas Expenditures, Adjusted General and Administrative expense, Adjusted Cash General and Administrative expense and Net Debt have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Adjusted EPS should not be used as an alternative to earnings (loss) per share or other measure of financial performance presented in accordance with GAAP. EBITDAX and Adjusted EBITDAX should not be used as an alternative to net income (loss), operating income (loss), operating cash flows or other measures of financial performance or liquidity presented in accordance with GAAP. Adjusted Cash Operating Costs should not be used as an alternative to operating expenses, operating cash flows or other measures of financial performance or liquidity presented in accordance with GAAP. Adjusted General and Administrative expense and Adjusted Cash General and Administrative expense should not be used as an alternative to GAAP general and administrative expense. Adjusted Oil and Gas Expenditures should not be used as an alternative to oil and gas capital expenditures or other measures of liquidity presented in accordance with GAAP. Our presentation of Adjusted EPS, EBITDAX, Adjusted EBITDAX, Adjusted Cash Operating Costs, Adjusted Oil and Gas Expenditures, Adjusted General and Administrative expense, Adjusted Cash General and Administrative expense and Net Debt may not be comparable to similarly titled measures used by other companies in our industry. Furthermore, our presentation of Adjusted EPS, EBITDAX, Adjusted EBITDAX, Adjusted Cash Operating Costs, Adjusted Oil and Gas Expenditures, Adjusted General and Administrative expense, Adjusted Cash General and Administrative expense and Net Debt should not be construed as an inference that our future results will be unaffected by the items noted above or what we believe to be other unusual items, or that in the future we may not incur expenses that are the same as or similar to some of the adjustments in this presentation.

Cautionary Statement Regarding Forward-Looking Statements

This release includes certain forward-looking statements and projections of EP Energy. We have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed, including, without limitation, the volatility of and potential for sustained low oil, natural gas and NGL prices; the supply and demand for oil, natural gas and NGLs;  the company’s ability to meet production volume targets; changes in commodity prices and basis differentials for oil and natural gas; the uncertainty of estimating proved reserves and unproved resources; the ability to develop proved undeveloped reserves; the future level of operating and capital costs; the availability and cost of financing to fund future exploration and production operations; the success of drilling programs with regard to proved undeveloped reserves and unproved resources; the company’s ability to comply with the covenants in various financing documents; the company’s ability to generate sufficient cash flow to meet its debt obligations and commitments; the possibility that the company may not be able to continue as a going concern beginning in May 2020 if it is not successful in obtaining the necessary additional liquidity and/or if commodity prices do not appreciably increase; the company’s limited ability to borrow under existing debt agreements to fund its operations; the company’s ability to generate sufficient cash flow to meet its debt obligations and commitments; the company’s ability to obtain necessary governmental approvals for proposed E&P projects and to successfully construct and operate such projects; actions by the credit rating agencies, including potential downgrades; credit and performance risk of our lenders, trading counterparties, customers, vendors, suppliers and third party operators; general economic and weather conditions in geographic regions or markets served by the company, or where operations of the company are located, including the risk of a global recession and negative impact on oil and natural gas demand; the uncertainties associated with governmental regulation, including any potential changes in federal and state tax laws and regulations; competition; and other factors described in the company’s Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. EP Energy assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by EP Energy, whether as a result of new information, future events, or otherwise.

Contact

Investor and Media Relations

Jordan Strauss

713-997-6791

jordan.strauss@epenergy.com